                                  COMPUSA INC.,

                                   as Issuer,

                                  COMPTEAM INC.

                            COMPUSA HOLDINGS II INC.

                             COMPUSA HOLDINGS I INC.

                               COMPUSA STORES L.P.

                            COMPUSA HOLDINGS COMPANY

                           COMPUSA MANAGEMENT COMPANY

                          COMPUSA PC OPERATING COMPANY

                           COMPUSA GP HOLDINGS COMPANY

                                       and

                                 COMPUSA PC INC.

                                 as Guarantors,

                                       and

                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                   as Trustee

                                   -----------


                         SEVENTH SUPPLEMENTAL INDENTURE

                            Dated as of June 28, 1999


--------------------------------------------------------------------------------

         Supplement to Indenture dated as of June 17, 1993, among CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., and CompService Inc., as Guarantors, and U.S. Trust Company of Texas, N.A., as Trustee, relating to CompUSA Inc.'s $110,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2000

--------------------------------------------------------------------------------

                         SEVENTH SUPPLEMENTAL INDENTURE

         SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 28, 1999, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), CompUSA Management Company, CompUSA Holdings Company, CompUSA PC Operating Company and CompUSA GP Holdings Company, each a business trust duly organized and existing under the laws of the State of Delaware, CompUSA Stores L.P., a limited partnership duly organized and existing under the laws of the State of Texas, and CompTeam Inc., CompUSA Holdings II Inc., CompUSA Holdings I Inc. and CompUSA PC Inc., all corporations duly organized and existing under the laws of the State of Delaware (collectively, the "Guarantors"), and U.S. Trust Company of Texas, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                   WITNESSETH:

         WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc. heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities"); and

         WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence; and

         WHEREAS, the Issuer, CompFinance Inc., CompService Inc. and CompTeam Inc. heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of December 1, 1995, by which CompTeam Inc. was added as a Guarantor of the Indenture; and

         WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc. and CompUSA Holdings II Inc. heretofore executed and delivered to the Trustee the Second Supplemental Indenture dated as of February 7, 1996, by which CompUSA Holdings II Inc. was added as a Guarantor of the Indenture; and

         WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and Snowstorm Merger Corp. heretofore executed and delivered to the Trustee the Third Supplemental Indenture dated as of May 14, 1996, by which Snowstorm Merger Corp. was added as a Guarantor of the Indenture; and

         WHEREAS, Snowstorm Merger Corp. has been merged with and into PCs Compleat, Inc. and is therefore no longer in existence; and

         WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and PCs Compleat, Inc. heretofore executed and delivered to the Trustee the Fourth Supplemental Indenture dated as of May 30, 1996, by which PCs Compleat, Inc. was added as a Guarantor of the Indenture; and

         WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II, Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Stores L.P., CompUSA Holdings Company and CompUSA Management Company heretofore executed and delivered to the Trustee the Fifth Supplemental Indenture dated as of June 14, 1996, by which CompUSA Holdings I Inc., CompUSA Stores L.P., CompUSA Holdings Company and CompUSA Management Company were added as Guarantors of the Indenture; and

         WHEREAS, CompService Inc. has been merged with and into CompFinance Inc. and CompFinance Inc. has been merged with and into the Issuer, and CompService Inc. and CompFinance Inc. are therefore no longer in existence; and

         WHEREAS, the Issuer, CompTeam Inc., CompUSA Holdings II, Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Stores L.P., CompUSA Holdings Company and CompUSA Management Company heretofore executed and delivered to the Trustee the Sixth Supplemental Indenture dated as of August 31, 1998, by which Computer City, Inc., a Delaware corporation, was added as a Guarantor; and

         WHEREAS, PCs Compleat, Inc. has been merged with and into Issuer and Computer City, Inc. has been merged with and into CompUSA Holdings Company, and PCs Compleat, Inc. and Computer City, Inc. are therefore no longer in existence; and

         WHEREAS, CompUSA GP Holdings Company and CompUSA PC Inc. are now wholly owned subsidiaries of the Issuer and CompUSA PC Operating Company is now a wholly owned subsidiary of CompUSA PC Inc.; and

         WHEREAS, CompUSA GP Holdings Company, CompUSA PC Inc. and CompUSA PC Operating Company wish to guarantee Issuer's obligations with respect to the repayment of the Securities; and

         WHEREAS, Section 9.01 of Indenture, "Amendment -- Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventh Supplemental Indenture and to make this Seventh Supplemental Indenture valid and binding have been complied with or have been done or performed;

         NOW, THEREFORE, in consideration of the above premises, and in accordance with the terms of the Indenture, the Issuer, the Guarantors and the Trustee agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

         SECTION 1.01. For all purposes of the Indenture and this Seventh Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Seventh Amendment to Indenture as a whole and not to any particular Article, Section or subdivision; and

                  (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                                   ARTICLE TWO
                            AMENDMENT AND SUPPLEMENT

         SECTION 2.01. The definition of "Guarantor," which follows the definition of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

         "Guarantor" means each of CompTeam Inc., CompUSA Holding II Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P., CompUSA Holdings Company, CompUSA PC Operating Company, CompUSA GP Holdings Company, CompUSA PC Inc. and any other direct or indirect Subsidiary of the Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

         SECTION 2.02. CompUSA PC Operating Company, CompUSA GP Holdings Company and CompUSA PC Inc. hereby agree to be bound by all of the terms and conditions of the Indenture as a Guarantor and to execute such documents, including without limitation a written Subsidiary Guarantee, as shall be necessary to evidence its status as a Guarantor.

                                  ARTICLE THREE
                                  MISCELLANEOUS

         SECTION 3.01. Except as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

         SECTION 3.02. The Trustee accepts the modification of the Indenture effected by this Seventh Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this Seventh Supplemental Indenture.

         SECTION 3.03. In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Seventh Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

         SECTION 3.04. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

         SECTION 3.05. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.06. The address for any notice or communication to CompUSA PC Operating Company, CompUSA GP Holdings Company or CompUSA PC Inc. is:


                  14951 North Dallas Parkway
                  Dallas, Texas 75240

                  Attention:  President



         IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.


                           CompUSA Inc.
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Sr. Vice President - Chief Financial
                                     Officer
/s/ Mark Walker
----------------------


                           CompTeam Inc.
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------

                           CompUSA Holdings II Inc.
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------


                           CompUSA Holdings I Inc.
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------


                           CompUSA Stores L.P.

[SEAL]                     By: CompUSA Inc., General Partner


                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Sr. Vice President - Chief Financial
                                     Officer
/s/ Mark Walker
----------------------


                           CompUSA Holdings Company
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------


                           CompUSA Management Company
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------

                           CompUSA PC Operating Company
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------


                           CompUSA PC Inc.
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------


                           CompUSA GP Holdings Company
[SEAL]

                           By:/s/ Robert Gary
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President - Controller
/s/ Mark Walker
----------------------


                           U.S. Trust Company of Texas, N.A.,
[SEAL]                            as Trustee

                           By:/s/ MELISSA SCOTT
                              -------------------------------------------
Attest:                       Name:
                              Title: Vice President
/s/ John C. Stohlmann
----------------------
         Vice President